Exhibit 99.1

For more information, contact:	For ICOP Investor/Media Relations:
Laura E. Owen, COO & President	Elite Financial Communications Group/Elite Media Group
16801 West 116th Street	Dodi Handy, President and CEO
Lenexa, KS 66219 USA	Phone: (407) 585-1080
Phone: (913) 338-5550	ICOP@efcg.net
Fax: (913) 312-0264
Lowen@ICOP.com
www.ICOP.com

ICOP DIGITAL ANNOUNCES APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

LENEXA, Kan. – (PR Newswire) – June 4, 2007 – ICOP Digital, Inc. (Nasdaq: ICOP), an industry-leading company engaged in advancing digital surveillance solutions, today announced the appointment of Derick D. Shupe, CPA as the Company’s new Chief Financial Officer and Treasurer, effective June 12, 2007. Shupe will replace John Garrison who has elected to pursue other business opportunities, but will remain as a consultant to ICOP and will assist with Shupe’s transition into the senior financial post.

With over 12 years professional public and private accounting experience, Shupe joins ICOP after serving as Director of Internal Audit for Nasdaq-listed Euronet Worldwide, Inc., a global leader in the processing of secure electronic financial transactions for banks, retailers and mobile operators. While at Euronet, Shupe was charged with assessing the Company’s internal control systems, including matters related to risk management, corporate governance and SEC compliance. From 1996 through 2005, he was Senior Manager at Ernst & Young, LLP, where he managed audits for both public companies, including three multi-billion companies, and private companies. A Certified Public Accountant, Shupe is a graduate of Baker University, where he earned a Bachelor of Science degree in Accounting/Business Management.

“In light of ICOP’s accelerating growth and expanding global business interests, we are very pleased to welcome Derick to our executive leadership team,” stated Dave Owen, Chairman and CEO of ICOP. “His proven finance and accounting experience and expertise will play an important role in ensuring that ICOP maintains excellence and full transparency in our financial reporting practices as we proceed with executing the next exciting phase of our long term growth strategy. On behalf of the entire ICOP team, I’d like to sincerely thank John Garrison for his valuable contribution to our Company’s success during his tenure. We wish him only the very best in his future endeavors.”

About ICOP Digital, Inc.

ICOP Digital, Inc. protects people, assets and profits, providing a Veil of Protection™ for our nation’s communities with innovative, mission-critical security, surveillance and communication solutions. The Company engineers, manufactures and markets mobile and stationary surveillance products for use in the public and private sectors, and facilitates the delivery of live video to first responders. The ICOP Model 20/20®, ICOP’s flagship product, is the leading digital in-car video recorder system for law enforcement. The ICOP Guardian™ is a stationary IP camera that records high quality video images on a local server, and is capable of activation through several triggers. ICOP LIVE™ delivers live streaming video to and from first responder vehicles and headquarters, empowering first responders with enhanced situational awareness, helping to optimize the outcome of a crisis. (GSA Contractor)

For more information, please view the following video presentations at http://www.icopdigital.com/why_icop.html and www.ICOP.com/veil.html, or visit www.ICOP.com.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission.